UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): September 14, 2006

TETRA Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13455	74-2148293
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25025 Interstate 45 North, Suite 600

The Woodlands, Texas 77380

(Address of Principal Executive Offices and Zip Code)

Registrant's telephone number, including area code: (281) 367-1983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On September 14, 2006, TETRA Technologies, Inc. (“TETRA”) provided notice to Bromine Compounds, Ltd. (“Bromine Compounds”) of its intent to terminate the Long-Term Supply Agreement, dated as of March 19, 1996, between TETRA and Bromine Compounds (the “Supply Agreement”). The termination of the Supply Agreement will be effective September 14, 2010 unless the parties agree to an earlier termination.

Under the Supply Agreement, TETRA is obligated to purchase ninety percent (90%) of its annual external requirements for calcium bromide solution from Bromine Compounds. The Supply Agreement also contains take-or-pay provisions which obligate TETRA to purchase or otherwise pay for not less than a minimum percentage of its annual external requirements for calcium bromide solution. Until the Supply Agreement is terminated, it requires TETRA to continue to purchase calcium bromide solution pursuant to the terms thereof. TETRA does not expect to incur any termination penalties as a result of the termination of the Supply Agreement.

The foregoing description of the Supply Agreement is qualified in its entirety by reference to the Supply Agreement which was filed with TETRA’s Form 10-K for the year ended December 31, 1996.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.

By: /s/Bass C. Wallace, Jr.

Bass C. Wallace, Jr.

General Counsel and Secretary

Date: September 20, 2006